                                  EXHIBIT 11

                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

                                                  THREE MONTHS ENDED
                                          NOVEMBER 30,            NOVEMBER 30,
                                              1998                    1997
                                          ------------            ------------
Basic Earnings Per Share:
Weighted average number of common
  shares outstanding                        17,767,033              19,016,550
                                           ===========             ===========
Net Income                                 $ 2,278,996             $ 2,911,090
                                           ===========             ===========
Basic earning per share:                   $      0.13             $      0.15
                                           ===========             ===========
Diluted Earnings Per  Share:
Weighted average number of common
  shares outstanding                        17,767,033              19,016,550
Common equivalent shares from
   stock options                             1,129,548               1,777,010
                                           -----------             -----------
Total                                       18,896,581              20,793,560
                                           ===========             ===========
Net Income                                 $ 2,278,996             $ 2,911,090
                                           ===========             ===========
Diluted earnings per share                 $      0.12             $      0.14
                                           ===========             ===========

                                                   NINE MONTHS ENDED
                                          NOVEMBER 30,            NOVEMBER 30,
                                              1998                    1997
                                          ------------            ------------
Basic Earnings Per Share:
Weighted average number of common
  shares outstanding                        17,997,374              19,030,240
                                           ===========             ===========
Net Income                                 $ 8,564,517             $ 7,689,218
                                           ===========             ===========
Basic earning per share:                   $      0.48             $      0.40
                                           ===========             ===========
Diluted Earnings Per Share:
Weighted average number of common
  shares outstanding                        17,997,374              19,030,240
Common equivalent shares from
   stock options                             1,361,325               1,642,481
                                           -----------             -----------
Total                                       19,358,699              20,672,721
                                           ===========             ===========
Net Income                                 $ 8,564,517             $ 7,689,218
                                           ===========             ===========
Diluted earnings per share                 $      0.44             $      0.37
                                           ===========             ===========

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